Date:       July 24, 1997
To:         Jim Kritikson
From:       Paul Gribik
Subject:    Calculating PX Zonal Prices


I took a look at the issue regarding the calculation of PX zonal prices that we discussed last Thursday. I was able to track down a description of the approach that George Angeldis had proposed and reviewed it.

I want to stress that the ideas expressed in this note are my own and not the position of Perot Systems or the ISO Alliance. Also, this note contains my preliminary analysis after a brief review of the problem. These ideas are not fully developed.

In the interzonal congestion management protocols, the ISO adjusts the schedules of the SCs to eliminate congestion on the interzonal paths. As part of the solution process, the ISO develops nodal prices for each SC as well as the marginal value of capacity on each interzonal path. Suppose that the ISO were to calculate its congestion charges to the SCs based on the nodal price differences and that it were to calculate its congestion payments to transmission owners (or to TCC holders) based on the path marginal values. It has been shown that the charges to the SCs would be equal to the payments to the TOs under these conditions.

As you are well aware, a political decision was made very early that the ISO should not use nodal prices in calculating its congestion charges to the SCs. Rather, it should calculate zonal prices to calculate congestion charges to the SCs. In this way, an SC will see one price to ship power from any bus in one given zone to any bus in another given zone. Calculating zonal prices for an SC will necessarily involve calculating some sort of "average" of the nodal prices in the zone for the SC. In calculating the zonal prices, the ISO's will ensure that:

1. The ISO collects congestion charges (based on zonal price differences) from all of the SCs that are sufficient to cover the congestion payments (based on path capacity marginal values) that it pays to all of the transmission owners (or TCC holders).

2. Each SC sees the same price to send energy from one given zone to another given zone.

The approach that the ISO will use is described in a memo that I am also sending to you. Early in the congestion management work, I pointed out to George and others one implication of calculating zonal prices as an average of nodal prices. Let us call the zonal price that the ISO calculates for the PX the PXjso-zonal price. If the PX were to pay its generators in a zone the PXso-zonal price, then the energy price the PX pays to each of its scheduled generators in a zone may not cover the incremental costs bid by all of those generators. It is easy to see this. The PX~so-zonal price will be some sort of average of the PX's nodal prices for nodes in the zone. Consequently, the PXso zonal price will exceed some PX nodal prices while being less than other PX nodal prices in the zone. If we have a generator whose output is not at a limit at one of the nodes where the PX nodal price exceeds the PXso-zonal price, that generator's incremental cost will not be covered by the PXso-zonal price.

This problem was ignored since the ISO was only concerned with setting prices for interzonal congestion. The ISO would calculate the congestion charges to the PX and other SCs using the zonal prices that it calculates. How the PX or other the SCs would use these congestion prices in setting the prices they pay to their generators and charge to their loads was their concern. Besides, the zones are supposed to be defined so that an SC's nodal prices within a given zone would lie within a narrow range.

As an aside, this is one of the reasons that I pushed for the use of a DC model in interzonal congestion management. Past experience and our limited tests showed that voltage constraints and loss effects within an AC OPF could cause significant variation in an SC's nodal prices within a zone. The protocols called for using generation meter multipliers to treat losses, so we could move to a lossless model. To remove the other major cause of variation in an SC's nodal prices within a zone, I wanted to move the voltage constraints from interzonal to intrazonal congestion management. The DC OPF model meets these goals and simplifies the computational problems that the ISO will face in calculating marginal costs. However, using a DC model obviously does not eliminate all possible causes of variation in an SC's nodal prices within a zone. The network configuration, interzonal constraints and definition of zones could still cause variation in an SC's nodal prices within a zone. If this occurs, the zones should be split according to the protocols. We must hope that the zone definition process works correctly. If it does, the shortfall between a PX generator's incremental price and the corresponding PXso-zonal price should be less pronounced. However, there is no guarantee that the PX's nodal prices within a zone will lie in a narrow range. (The other reason I wanted to use a DC OPF was that it would yield nodal prices and path marginal values for which the following ways of calculating congestion charges to the SCs are equivalent:

*  The SC's generation and load schedules and nodal prices

* Marginal value of path capacity and the SC's participation factors for use of a path given its schedule.)

The protocols call for the PX to pay its generators the zonal price for energy that they provide (excluding effects caused by intrazonal congestion management). The ISO does not provide the PX with the PX1so-zonal prices. Instead, the ISO provides the price differences between zones. Consequently, the PX must calculate the zonal prices that it will pay generators and charge loads. Let us call this the PXpx-zonal price. George wanted to define a in which the PX could set the PXpx-zonal price so that:

1. The differences between the resulting PXpx-zonal prices equal the differences in PXiso-zonal prices so the difference between the PX's collection from loads and payments to generators will equal the congestion charges it pays to the ISO.

2. The PXpx-zonal prices will cover the incremental operating costs of the PX generators (not at their limits) in each zone.

As you pointed out, this can result in the PX's generators in some zones being paid more than the incremental cost of any PX generator in the zone.

EXAMPLE

Consider the following example with two SCs and 5 nodes. Each generator can be scheduled from 0 MW to 200 MW. The ISO defines the following zones: Zone A = node 1 and node 2, Zone B = node 3, Zone C = node 4, Zone D = node 5. The ISO placed nodes 1 and 2 into a common zone since it never expects line 1-2 to be congested, while it expects frequent congestion on the other lines.

SC l's preferred schedule sets its generator at node 1 to produce 90 MWh and all its other generators to produce 0. SC2's preferred schedule sets its generator at node 1 to produce 140 MWh and all its other generators to produce 0. This results in interzonal congestion.


                                   [GRAPHIC OMITTED]


The ISO solves its interzonal congestion management problem. This ignores the constraint on line 1-2. The resulting schedules, nodal marginal costs and path marginal values are given below. (I worked up this example quickly. I believe that I did all of the calculations correctly, but there may be some numerical errors that slipped by.)

                         [GRAPHIC ILLUSTRATION OMITTED]


There is a very large spread in the nodal prices in Zone A for an SC. This indicates that the zones were poorly defined. However, if tight paths are the sole consideration for defining the zones, this could happents ts that each SC would make to its generators if they were to pay them their nodal prices, the charges to the SC's loads if they were to pay the SC's nodal price and the congestion charges if the ISO used nodal prices.


                            SC1         SC2       |Total
Generation Payments         1390        840        2230
Congestion Chareb             01       3000        4010
  Total Pyments             2400       3840        6240
  Charges to Loads          2400       3840       |6240

This does not match the protocol: it calculates congestion charges using nodal prices (or path prices with participation factors), pays PX generators nodal prices and charges PX loads nodal prices. The protocols call for using zonal prices. The ISO's procedure would calculate the following zonal prices:


     SCiso-Zonal Prices     I            SCi              -            SC2
          Zone A                         4.01                          5.01
          Zone B                        21.37                         22.37
          Zone C                        37.60                         38.60
          Zone D                         6.45                          7.45

The ISO would not publish these directly. Instead, it would publish the zonal differences which do not depend upon SC.


                          Zone A          Zone B          Zone C          Zone D
      To                       _
    Zone A                     0           17.36           33.59            2.44
    Zone B                -17.36               0           16.23          -14.92
    Zone C                -33.59          -16.23               0          -31.15
    Zone D                 -2.44           14.92           31.15               0

Based on these zonal price differences, the congestion charges to the SCs are as follows:


                               SCi                   SC2                   Total
 Co estion Char e            953.21                3056.79                 4010

Note that the total congestion charges collected by the ISO are the same whether nodal or zonal prices are used (even though the congestion charges paid by the SCs are perturbed from those that they would pay if nodal prices were used).

The PX must use the zonal price difference table and other information available to it to calculate the PXpx-zonal prices that it will pay to its generators and charge its loads. Let's assume that SC1 is the PX in the example. Somehow, the PX must select a base PXpx-zonal price from which it will calculate the other PXpx-zonal prices. Let's assume that the PX uses the incremental cost of the most expensive unit not held at its lower limit as the base. In this case, the PX would use its unit at node 4 (Incremental cost = $35/MWh) to set the PXpx zonal price in Zone C to $35/MWh. This would yield the following PXpx-zonal prices for the PX:

     Zone A $1.41/MWh, Zone B $18.77/MWh, Zone C $35/MWh, Zone D $3.85/MVh.

                   PXpx-Zonal       Highest PX          Shortfall in Payment to
                      Prices       Incremental Cost           Generator
  Zone A          $ 1.41IMWh        $ 5.00/MVh                $3.59/MWh
  Zone B          $18.77/MWh        $20.00/MWh                $1.23IMWh
  Zone C          $35.00 MWh        $35.OOIMWh                $   0/MWh
  Zone D          $ 3.85/MWh        $ 7.OOIMWh                $3.15IM~h

It is interesting to note that the resulting PXpx-zonal prices are less than the incremental costs of the PX's generators (not at their limits) in all zones except for Zone D. In this case, the PX generators in Zones A, B and C would be paid less than their incremental costs. This is unacceptable.

  PX Payments and         Using PXpx-Zonal
      ChPrices
Generation Payments           1211.63
Congestion Charge              953.21
   Total Payments             2164.84

   Charges to Loads           2164.84

This falls short of covering the costs of the PX generators. The PX generators actual costs are $1390.

George would raise the PXpx-zonal prices uniformly in all zones so that the PXpx-zonal price in each zone is greater than or equal to the incremental cost of any generator not at its limit in the zone. In this case, he would add $3.59/MWh to the zonal price in all zones; the resulting PXpx- zonal prices would be:

     Zone A $5/NIWh, Zone B $22.36/MWh, Zone C $38.59/MWh, Zone D $7.44/MWh.


                   PXpx-Zonal       |   Highest PX            Excess Payment to
                      Prices        I Incremental Cost            Generator
  Zone A          $ 5.00IMWh            $ 5.00/MWh                $   0/MWh
  Zone B          $22.36/MVVh           $20.00/MWh                $2.36/AM h
  Zone C          $38.59/MWh            $35.00/MWh                $3.59/MWh
  Zone D          $ 7.44/MWh            $ 7.00Mh                  $0.44/MWh

The PX will pay its generators in Zone B, Zone C and Zone D at rates that exceed the highest incremental cost of a PX generator in the zone.

  PX Payments and            Using Revised PXpx-
      Charges               j      Zonal Prices
Generation Payments                  1534.64
Congestion Charge                     953.21
   Total Payments                    2487.85
   Charges to Loads                  2487.85

This overpays the PX generators. This will increase the costs to the PX loads making the PX a less attractive SC.

When the nodal prices within a zone vary significantly, it is very likely that the PX will not be able to define a set of PXpx-zonal prices such that the following hold simultaneously:

1. The charges to the PX loads using PXpx-zonal prices minus payments to the generators using PXpx-zonal prices equals the congestion charge to the PX calculated by the ISO using its PX~so-zonal prices

2. The PXpx-zonal prices cover the incremental cost of the highest price PX generator in the corresponding zone for all zones.

3. The PXpx-zonal price does not significantly exceed the incremental cost of the highest price PX generator in the zone for at least one zone.

ALTERNATE APPRAOCH

If the zones are well defined, the above problem should not be too great or happen frequently. However, the PX would have to trust that either:

1. the ISO will define the zones correctly at the start, or

2. the ISO will quickly identify problems when nodal price spread in a zone is too great and redefine the zones to eliminate the problem.

This may be too great a leap of faith. I do not believe that the ISO will publish nodal prices for any SC. As such, the SCs may have no way of monitoring how well the ISO is performing this duty. Consequently, the PX may want to define its protocols so that it protects its markets from this effect as much as possible.

The PX may want to set its zonal price in a zone equal to the highest incremental cost among its generators not at their lower limits in that zone. Absent gaming, the PX will not pay a generator more than the cost of its highest cost resource in a zone nor will it charge a load in a zone more than this. The problem is that the difference between what the PX charges its loads and pays its generators may not cover its congestion charges to the ISO. Any shortfall (excess) would be charged (refunded) to the loads via an uplift.

Let's return to the previous example and set the zonal prices as described:

              PXpx-Zonal Prices
  Zone A        $ 5.OOIMWh
  Zone B        $20.00/MVh
  Zone C        $35.00M h
  Zone D        $ 7.00/MWh


  PX Payments and        PX Payments and
      Charges                Charges
  _                            _
Generation Payments          1390.00
Congestion Charge             953.21
   Total Payments            2343.21

   Charges to Loads          2250.00

The payments made by the PX exceed its revenue by $93.21. This would be recovered via an uplift to the loads.

I have not thought too much about how I would collect the uplift. My first thought is to allocate it to loads in the various zones based on the zonal price differences provided by the ISO.

Roughly, the steps that I would follow are:

1. Use the ISO's zonal price differences to define zonal prices such that all zonal prices are non- negative and the zonal price in one zone is zero:

                   Base-Uplift Prices
      Zone A           $ 0.00/MWh
      Zone B           $17.36/MWh
      Zone C           $33.59/MWh
      Zone D           $ 2.44/MWh

2. Calculate the charges to the loads in each zone based on these "base" prices

                   Zonal Loads    | Base-Uplift Prices |    Test Uplift
       Zone A          10               $ 0.00Mh              $      0
       Zone B          40               $17.36/MWh            $ 694.30
       Zone C          40               $33.59MWh             $1343.56
       Zone D           0               $ 2.44/MWh            $      0

3. The total test uplift is $2037.86. We scale the Base-Uplift Prices so that the total uplift equals the uplift requirement of $93.21. This results in the following "uplift prices" that the PX charges to the loads in each zone:

                     Uplift Prices
       Zone A          $0.00/MWh
       Zone B          $0.79/MWh
       Zone C          $1.54IMWh
       Zone D          $ 0.1 /MWh

This is not a perfect fix. Wide variations in nodal prices within a zone could open the possibility that a generator could game the system if we guarantee that the price that the PX pays all generators in a zone will cover the highest incremental cost of its marginal generators in the zone. Consequently, this will not relieve the ISO of its duty to form zones when needed.

FINAL COMMENT

I did not cover the other problem that we discussed at dinner. Namely, a generator could submit adjustment bids for congestion management that bear no relationship to its energy bids in the PX energy auction. This could open more discrepancies or provide more gaming opportunities. The PX will need to develop activity rules to ensure that the adjustment bids and the energy bids are appropriately related to each other. I have not examined this in any detail as of yet.